Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marilynn Meek

Financial Relations Board

212-827-3773

NexPoint Residential Trust, Inc. Announces Public Offering of Common Stock

Dallas, TX, November 14, 2018 – NexPoint Residential Trust, Inc. (NYSE: NXRT) (“NXRT”) announced today it has commenced an underwritten public offering of 2,250,000 shares of its common stock. NXRT expects to grant the underwriters an option to purchase up to an additional 337,500 shares of its common stock in connection with the offering.

NXRT intends to contribute the net proceeds from the offering to NexPoint Residential Trust Operating Partnership, L.P., its operating partnership, which in turn intends to use the net proceeds to repay the amount outstanding under its $30 million bridge facility and a portion of the amount outstanding under its $60 million credit facility.

Raymond James & Associates, Inc. and Jefferies LLC are acting as joint book running managers for the offering. D.A. Davidson & Co. and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., are serving as co-managers.

The offering may only be made by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus related to the offering may be obtained, when available, by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov or from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, telephone: (800) 248-8863, email: prospectus@raymondjames.com; and Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: (877) 821-7388, email: Prospectus_Department@Jefferies.com.

The offering is being made pursuant to a shelf registration statement on Form S-3 that was declared effective by the SEC on April 24, 2017. A prospectus supplement relating to the offering will be filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern

United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s offering of common stock and the use of proceeds from the offering. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.